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Exhibit 23.11

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Beazer Homes USA, Inc. on Form S-3 of our report dated November 5, 2003 (November 13, 2003 as to Note 17) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Interpretation No. 46), appearing in the Annual Report on Form 10-K of Beazer Homes USA, Inc. for the year ended September 30, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia August 3, 2004

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  Exhibit 23.11
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM